                                                                     Exhibit 4.9

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   -------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                    ----------------------------------------

                J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)


                                                                    95-4655078
(State of incorporation                                       (I.R.S. employer
if not a national bank)                                    identification No.)

101 California Street, Floor 38
San Francisco, California                                                94111
(Address of principal executive offices)                            (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue

                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
                  --------------------------------------------
                               ALLTEL CORPORATION
               (Exact name of obligor as specified in its charter)

 DELAWARE                                                           34-0868285
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                             identification No.)

One Allied Drive
Little Rock, Arkansas                                                    72202
(Address of principal executive offices)                            (Zip Code)

                                 DEBT SECURITIES
                       (Title of the indenture securities)

        ----------------------------------------------------------------

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Item 1.  General Information.

                Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

                Comptroller of the Currency, Washington, D.C.

                Board of Governors of the Federal Reserve System,
                Washington, D.C.

       (b)      Whether it is authorized to exercise corporate trust powers.

                Yes.

Item 2.  Affiliations with Obligor.

       If the Obligor is an affiliate of the trustee, describe each such affiliation.

       None.

Item 16. List of Exhibits.

       List below all exhibits filed as part of this statement of eligibility.

       Exhibit 1. Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

       Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

       Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

       Exhibit 5.    Not Applicable

       Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

       Exhibit 8.    Not Applicable

       Exhibit 9.    Not Applicable

                                        2

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                                    SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the ______ day of ___________, 2002.

                             J. P. Morgan Trust Company, National Association


                                 By   /s/ Elaine D. Renn
                                   -----------------------------------
                                      Elaine D. Renn
                                      Vice President




                                       3

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Exhibit 7.          Report of Condition of the Trustee.
--------------------------------------------------------------------------------

                        J. P. MORGAN TRUST COMPANY, N.A.
                       CONSOLIDATED STATEMENT OF CONDITION
                              (in thousands of US$)
EXHIBIT 7

                                                               DECEMBER 31,
                                                            2001         2000
ASSETS                                                   ----------   ---------
      CASH AND DUE FROM BANKS DEMAND
         Currency and Coin                                   1,038       1,193
         Cash Items in Process of Collection                   239       3,098
         Demand Deposits with Other Banks                   18,063      27,621
         Reserve with Federal Reserve Bank                     354         165
                                                          --------    --------
                                                            19,694      32,077

      INTEREST BEARING DEPOSITS WITH BANKS                   1,009       4,775

      FEDERAL FUNDS SOLD                                   237,950      99,020

      INVESTMENT SECURITIES AVAILABLE- FOR-SALE
         U.S. Treasury                                       6,928       7,472
         Mortgage-Backed Securities                              0      41,626
         Investment in Vista Money Market Fund                  30          27
         Investment in Goldman-Sachs US Treasury Fund           11          43
         Federal Reserve Stock                               6,454       6,265
                                                          --------    --------
                                                            13,423      55,433

      LOANS

            Mortgages                                        1,580       1,755
            Consumer (Deposit Overdrafts)                    1,707      15,532
                                                          --------    --------
                                                             3,287      17,287

      ALLOWANCE FOR POSSIBLE LOAN LOSS                        (184)       (294)

      OTHER ASSETS

            Fixed Assets                                     6,916       8,266
            Accrued Interest Receivable                         72       2,471
            Accrued Fiduciary Fees Receivable               11,808      11,536
            Intangible Assets                              164,520     189,324
            Other                                            5,676       8,118
                                                          --------    --------
                                                           188,992     219,715

   TOTAL ASSETS                                            464,171     428,013
                                                          ========    ========

   LIABILITIES AND SHAREHOLDER'S EQUITY
      DEPOSIT LIABILITIES
         TRANSACTION ACCOUNTS
            Demand Deposit Accounts                         20,804      24,331
            NOW and IOTA Accounts                           84,497      16,827
                                                          --------    --------
                                                           105,301      41,158
         SAVINGS AND TIME DEPOSITS
            Money Market Accounts                           11,379      13,652
            Savings and Escrow Accounts                      4,607       9,296
            Non-negotiable Certificates of Deposit           3,411      28,429
                                                          --------    --------
                                                            19,397      51,377


      OTHER LIABILITIES                                     44,561      52,531

   SHAREHOLDER'S EQUITY
            Common Stock                                       600         600
            Capital Surplus                                277,264     268,311
            Retained Earnings                               17,011      14,448
            Net Unrealized Gain/(Loss) on Securities
              Available-for-Sale (Net of Taxes)                 37        (412)
                                                          --------    --------
                                                           294,912     282,947

   TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY              464,171     428,013
                                                          ========    ========


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